MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES





                        CONSOLIDATED FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

              AND FOR THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X
                                    ---------


                                                                           PAGE
                                                                           ----
Consolidated Balance Sheets -
    September 30, 1997 (Unaudited) and December 31, 1996 (Audited)           3

Consolidated Statements of Income -
    Three months and nine months ended September 30, 1997
      and 1996 (Unaudited)                                                   4

Consolidated Statement of Changes in Shareholder's Equity -
    Nine months ended September 30, 1997 (Unaudited)                         5

Consolidated Statements of Cash Flows -
    Nine months ended September 30, 1997 and 1996 (Unaudited)                6

Notes to Consolidated Financial Statements (Unaudited)                       7


                                      (2)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                                                September 30, 1997     December 31, 1996
                                                                ------------------     -----------------
                                                                    (Unaudited)            (Audited)
                    ASSETS
Investments:
   Fixed-maturity securities held as available-for-sale
      at fair value (amortized cost $4,513,710 and $4,001,562)          $4,725,555            $4,149,700
   Short-term investments, at amortized cost
      (which approximates fair value)                                      207,356               169,889
   Other investments                                                        16,209                14,851
                                                                      ------------          ------------
        TOTAL INVESTMENTS                                                4,949,120             4,334,440
Cash and cash equivalents                                                    3,962                 3,288
Securities purchased under agreements to resell                            168,120               108,900
Accrued investment income                                                   73,615                65,194
Deferred acquisition costs                                                 153,487               147,750
Prepaid reinsurance premiums                                               230,559               216,846
Goodwill (less accumulated amortization
   of $45,929 and $42,262)                                                  97,051               100,718
Property and equipment, at cost (less accumulated
   depreciation of $17,260 and $14,782)                                     51,173                47,176
Receivable for investments sold                                             45,948                   975
Other assets                                                                45,697                40,871
                                                                      ------------          ------------
        TOTAL ASSETS                                                    $5,818,732            $5,066,158
                                                                      ============          ============

               LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Deferred premium revenue                                             $1,913,605            $1,785,875
   Loss and loss adjustment expense reserves                                73,246                59,314
   Securities sold under agreements to repurchase                          168,120               108,900
   Deferred income taxes                                                   232,800               195,704
   Payable for investments purchased                                        69,705                48,811
   Other liabilities                                                       136,693                63,683
                                                                      ------------          ------------
        TOTAL LIABILITIES                                                2,594,169             2,262,287
                                                                      ------------          ------------

Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
      issued and outstanding - 100,000 shares                               15,000                15,000
   Additional paid-in capital                                            1,134,709             1,041,876
   Retained earnings                                                     1,943,413             1,651,315
   Cumulative translation adjustment                                        (7,866)               (1,188)
   Unrealized appreciation of investments,
      net of deferred income tax provision
      of $75,107 and $52,175                                               139,307                96,868
                                                                      ------------          ------------
        TOTAL SHAREHOLDER'S EQUITY                                       3,224,563             2,803,871
                                                                      ------------          ------------

        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                      $5,818,732            $5,066,158
                                                                      ============          ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (3)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                             (Dollars in thousands)

                                                   Three months ended            Nine months ended
                                                      September 30                  September 30
                                               -------------------------     -------------------------
                                                   1997          1996            1997          1996
                                               -----------   -----------     -----------   -----------
Revenues:
    Gross premiums written                        $124,858      $ 80,353        $382,602      $335,807
    Ceded premiums                                 (16,204)       (9,036)        (45,017)      (35,665)
                                               -----------   -----------     -----------   -----------
        Net premiums written                       108,654        71,317         337,585       300,142
    Increase in deferred premium revenue           (33,959)       (6,336)       (117,303)     (111,889)
                                               -----------   -----------     -----------   -----------
        Premiums earned (net of ceded
            premiums of $10,039, $10,285,
            $31,304 and $29,187)                    74,695        64,981         220,282       188,253
    Net investment income                           72,283        62,935         206,201       183,339
    Net realized gains                               6,119         3,115          12,974         9,702
    Other                                              321           724           1,014         2,047
                                               -----------   -----------     -----------   -----------
        Total revenues                             153,418       131,755         440,471       383,341
                                               -----------   -----------     -----------   -----------

Expenses:
    Losses and loss adjustment                       4,892         2,888          13,150        10,354
    Policy acquisition costs, net                    7,037         6,404          20,612        18,294
    Operating                                       12,984        12,551          36,813        34,625
                                               -----------   -----------     -----------   -----------
        Total expenses                              24,913        21,843          70,575        63,273
                                               -----------   -----------     -----------   -----------

Income before income taxes                         128,505       109,912         369,896       320,068

Provision for income taxes                          27,183        22,026          77,798        67,311
                                               -----------   -----------     -----------   -----------

Net income                                        $101,322      $ 87,886        $292,098      $252,757
                                               ===========   ===========     ===========   ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (4)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)


                  For the nine months ended September 30, 1997

                 (Dollars in thousands except per share amounts)


                                      Common Stock        Additional                  Cumulative     Unrealized
                                   -------------------     Paid-in       Retained    Translation    Appreciation
                                    Shares     Amount      Capital       Earnings     Adjustment   of Investments
                                   --------   --------   -----------   -----------   -----------   --------------
Balance, January 1, 1997            100,000    $15,000    $1,041,876    $1,651,315       ($1,188)        $ 96,868

Net income                              ---        ---           ---       292,098           ---              ---

Change in foreign
    currency translation                ---        ---           ---           ---        (6,678)             ---

Change in unrealized
    appreciation of investments
    net of change in deferred
    income taxes of ($22,932)           ---        ---           ---           ---           ---            42,439

Capital contribution from
    MBIA Inc.                           ---        ---        80,000           ---           ---               ---

Tax reduction related to tax
    sharing agreement
    with MBIA Inc.                      ---        ---        12,833           ---           ---               ---

                                   --------   --------   -----------   -----------    ----------      -------------
Balance, September 30, 1997         100,000    $15,000    $1,134,709    $1,943,413       ($7,866)          $139,307
                                   ========   ========   ===========   ===========    ==========      =============

               The accompanying notes are an integral part of the
                       consolidated financial statements.
                                      (5)

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                                     Nine months ended
                                                                        September 30
                                                                ----------------------------
                                                                    1997             1996
                                                                ------------    ------------
Cash flows from operating activities:
     Net income                                                   $  292,098      $  252,757
     Adjustments to reconcile net income to net
        cash provided by operating activities:
        Increase in accrued investment income                         (8,421)         (5,839)
        Increase in deferred acquisition costs                        (5,737)         (4,589)
        Increase in prepaid reinsurance premiums                     (13,713)         (6,478)
        Increase in deferred premium revenue                         131,016         118,367
        Increase in loss and loss adjustment expense reserves         13,932           9,136
        Depreciation                                                   2,904           2,179
        Amortization of goodwill                                       3,667           3,672
        Amortization of bond discount, net                            (7,391)         (5,510)
        Net realized gains on sale of investments                    (12,974)         (9,702)
        Deferred income taxes                                         14,296          10,325
        Other, net                                                    70,962          16,606
                                                                ------------    ------------
        Total adjustments to net income                              188,541         128,167
                                                                ------------    ------------

        Net cash provided by operating activities                    480,639         380,924
                                                                ------------    ------------

Cash flows from investing activities:
     Purchase of fixed-maturity securities, net
        of payable for investments purchased                      (1,606,108)     (1,047,429)
     Sale of fixed-maturity securities, net of
        receivable for investments sold                              917,679         589,812
     Redemption of fixed-maturity securities,
        net of receivable for investments redeemed                   126,478         106,439
     Sale (purchase) of short-term investments, net                    8,345         (12,693)
     Sale of other investments, net                                      565             361
     Capital expenditures, net of disposals                           (6,924)         (3,851)
                                                                ------------    ------------

        Net cash used by investing activities                       (559,965)       (367,361)
                                                                ------------    ------------

Cash flows from financing activities:
     Capital contributions from MBIA Inc.                             80,000             ---
     Dividends paid                                                      ---         (13,000)
                                                                ------------    ------------

        Net cash provided (used) by financing activities              80,000         (13,000)
                                                                ------------    ------------

Net increase in cash and cash equivalents                                674             563
Cash and cash equivalents - beginning of period                        3,288           2,135
                                                                ------------    ------------

Cash and cash equivalents - end of period                         $    3,962      $    2,698
                                                                ============    ============

Supplemental cash flow disclosures:
     Income taxes paid                                            $   58,968      $   50,678

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                       (6)

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Basis of Presentation
-------------------------
The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1996. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the nine months ended September 30, 1997 may not be indicative of the results that may be expected for the year ending December 31, 1997. The December 31, 1996 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.


2.  Dividends Declared
----------------------
No dividends were declared by the Company during the nine months ended September 30, 1997.

                                      (7)